                                                                    Exhibit 99.1

                         FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:
Chau Hoi Shuen Solina Holly
Pioneer Step Holdings Limited
Dvorak International Limited

Address of Joint Filers:
c/o Suites PT. 2909 & 2910, Harbour Centre,
25 Harbour Road
Wanchai, Hong Kong

Designated Filer:
Chau Hoi Shuen Solina Holly

Issuer and Ticker Symbol:
ChromaDex Corporation [CDXC]

Date of Event:
April 27, 2020

Signatures of Joint Filers:

Chau Hoi Shuen Solina Holly

  By: /s/ Ng Ngar Bun Raymond
      -----------------------
      Attorney-in-Fact

Pioneer Step Holdings Limited

  By: /s/ Ng Ngar Bun Raymond
      -----------------------
      Attorney-in-Fact

Dvorak International Limited

  By: /s/ Ng Ngar Bun Raymond
      -----------------------
      Attorney-in-Fact